Exhibit 10.1

SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT (this “Agreement”), dated as of January 23, 2015, is entered into by and among BARRACUDA NETWORKS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders party to the Credit Agreement referenced below (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement (defined below) and used herein shall have the meanings given to them in the Credit Agreement.

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 3, 2012 (as amended prior to the date hereof, the “Credit Agreement”).

B. The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in the manner described in Section 1 hereof.

C. The Administrative Agent and the Lenders have agreed to so amend the Credit Agreement upon the terms and conditions set forth herein.

ACCORDINGLY, subject to the satisfaction of the conditions to effectiveness described in Section 2 of this Agreement, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1 Amendments. Subject to and upon the terms and conditions hereof, and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a) The definition of “Revolving Termination Date” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Revolving Termination Date”: November 15, 2015.

(b) Section 1.1 of the Credit Agreement shall be further amended by adding the following new definitions to such Section 1 in the appropriate alphabetical order:

“Cash Management Condition”: For any day, the condition that is satisfied when SVB and its Affiliates provide as of such day at least 75% of all of the domestic cash management services then used by the Borrower and its Subsidiaries, as reasonably determined by the Administrative Agent.

“Deposits Condition”: For any day, the condition that is satisfied when the aggregate amount of the cash, Cash Equivalents and Investment Property of the Borrower and its Subsidiaries held as of such day in Deposit Accounts and/or Securities Accounts maintained with SVB and its Affiliates (including, for the avoidance of doubt, SVB Asset Management) equals or exceeds $25,000,000, as reasonably determined by the Administrative Agent.

“Election Period”: is defined in Section 2.20(a).

“Increase Effective Date”: is defined in Section 2.20(d).

“Revolver Increase”: is defined in Section 2.20(a).

(c) Section 2.5 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

2.5 Commitment Fees, etc.

(a) As additional compensation for the Revolving Commitments, the Borrower shall, subject to Section 2.5(b), pay the Administrative Agent for the benefit of the Lenders, in arrears, on the first day of each calendar quarter from and after the Closing Date through the Revolving Termination Date and on the Revolving Termination Date, a fee for the Borrower’s non-use of available funds during the most recently ended calendar quarter in an amount equal to the Commitment Fee Rate per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Revolving Commitment (as it may be increased or reduced from time to time pursuant to the terms hereof) and (y) the average for the most recently ended calendar quarter period of the daily closing balance of the Revolving Loans outstanding (including the sum of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans).

(b) Notwithstanding anything to the contrary set forth in Section 2.5(a), no fee shall be payable pursuant to Section 2.5(a) in respect of any calendar quarter if on each day during such calendar quarter each of the Deposits Condition and the Domestic Cash Management Condition is satisfied, as reasonably determined by the Administrative Agent.

(c) All fees payable under this Section 2.5 shall be fully earned on the date paid and nonrefundable.

(d) Section 2 of the Credit Agreement shall be amended by adding the following as new Section 2.20 thereof:

2.20 Increase in Aggregate Revolving Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time during the Revolving Commitment Period, the Borrower may request an increase in the aggregate Revolving Commitments by an amount not exceeding $25,000,000 (which, for the avoidance of doubt, could result in an aggregate amount of aggregate Revolving Commitments of not more than $50,000,000) (any such increase in the amount of the aggregate Revolving Commitments being a “Revolver Increase”); provided that (i) no Lender shall be obligated to participate in any Revolver Increase and each Lender’s determination to participate in any such Revolver Increase shall be made in such Lender’s sole and absolute discretion; (ii) any such request for a Revolver Increase shall be in a minimum amount of $5,000,000, and (iii) the Borrower may only make one such request for a Revolver Increase. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period (such period, the “Election Period”) within which each Lender is requested to respond (which Election Period shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders) and the Administrative Agent shall promptly thereafter notify each Lender of the Borrower’s request for such Revolver Increase and the Election Period during which each Lender is requested to respond to such Borrower request. Any additional Revolving Loans made available pursuant to any such Revolver Increase shall be treated on the same terms (including with respect to pricing and maturity date) as, and made pursuant to the same documentation as is applicable to, the original Revolving Facility.

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent by the end of the Election Period whether or not it agrees, in its sole and absolute discretion, to increase its respective Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Percentage of such requested Revolving Increase. Any Lender not responding by the end of such Election Period shall be deemed to have declined to increase its respective Revolving Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to any request made by the Borrower pursuant to this Section 2.20. To achieve the full amount of a requested Revolver Increase, and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent (provided that the joinder of any such “Lender” for the purpose of providing all or any portion of any such Revolver Increase shall not require the consent of any other Lender (including any other “Lender” that is joining this Agreement to provide all or part of such Revolver Increase)).

(d) Effective Date and Allocations. If the aggregate Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Revolver Increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Revolver Increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As conditions precedent to such Revolver Increase:

(i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Revolver Increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such Revolver Increase, (1) each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (y) that is qualified by materiality shall be true and correct, and (z) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date, (2) no Default exists; and (3) after giving pro forma effect to such Revolver Increase, the Borrower shall be in pro forma compliance with the applicable financial covenants set forth in Section 7.1 as of the end of the most recently ended month or fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered prior to such Revolver Increase (regardless of whether such financial covenants are being tested or projected to be required to be tested), and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing compliance with the requirements with this clause (3), together with all reasonably detailed calculations demonstrating such compliance;

(ii) the Borrower shall deliver to any Lender providing an increase in the Revolving Commitments hereunder (or any new Lender providing such Revolving Commitment hereunder) any Notes requested by such Lender in connection with the making of such increased or new Revolving Commitment, and shall have executed any amendments to this Agreement and the other Loan Documents as may be required by the Administrative Agent to effectuate the provisions of this Section 2.20;

(iii) with respect to any Revolver Increase, the Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Percentages resulting from any non-ratable increase in the Revolving Commitments undertaken pursuant to this Section.

(f) Distribution of Revised Commitments Schedule. The Administrative Agent shall promptly distribute to the parties an amended Schedule 1.1A (which shall be deemed incorporated into this Agreement), to reflect any such changes in the Revolving Commitments of the existing Lenders, or the addition of any new Lenders and their respective Revolving Commitment amounts, and the respective Revolving Percentages resulting therefrom.

(g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.1 to the contrary.

(h) Effect of Increase. Upon the increase in the aggregate Revolving Commitments under this Section 2.20, all references in this Agreement and in any other Loan Document (i) to the Revolving Commitment of any Lender shall be deemed to include any increase in such Lender’s Revolving Commitment pursuant to this Section 2.20, and (ii) to the aggregate Revolving Commitments shall be deemed to include the increase in the aggregate Revolving Commitments made pursuant to this Section 2.20. The Revolving Loans, Revolving Commitments, aggregate Revolving Commitments that are subject to an increase under this Section 2.20 shall be entitled to all of the benefits afforded by this Agreement and the other Loan Documents and shall benefit equally and ratably from any guarantees and Liens provided under the Loan Documents in favor of the Secured Parties.

(e) Section 7.6(h) of the Credit Agreement shall be amended by replacing the single reference to the amount “$10,000,000” appearing therein to the amount “$20,000,000”.

(f) The Table of Contents to the Credit Agreement shall be deemed updated to reflect the changes occasioned by the amendments to the Credit Agreement contemplated in this Section 1.

SECTION 2 Effectiveness of Agreement. This Agreement shall become effective on January 23, 2015 (the “Effective Date”), provided that (a) the Administrative Agent shall have received from the Borrower and each Lender a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of this Agreement and (b) the Administrative Agent shall have received from each Guarantor party thereto a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) signature page to the Guarantor Acknowledgment and Consent attached hereto as Exhibit A. It is the express intent of each of the parties hereto that, upon the occurrence of the Effective Date, the amendments contemplated in Section 1 hereof be deemed for all purposes under the Loan Documents to have taken effect as of October 2, 2014.

SECTION 3 Representations and Warranties. In order to induce the Administrative Agent and the Lenders to provide the amendments specified in Section 1 of this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders that:

(a) no Default or Event of Default exists immediately before, and that no Default or Event of Default exists immediately after, giving effect to the amendments contemplated by Section 1 of this Agreement;

(b) the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable; and

(c) this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Loan Party party hereto or thereto, as applicable, and are enforceable against each such Loan Party in accordance with their respective terms, without defense, counterclaim or offset, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, as if made on and as of such date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

SECTION 4 Miscellaneous.

(a) Credit Agreement Otherwise Not Affected. Except as expressly contemplated hereby, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise create any express or implied duty by the Administrative Agent or any such Lender to provide any other or further amendments under the same or similar circumstances in the future.

(b) No Reliance. The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Agreement.

(d) Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered herewith.

(e) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement is subject to the provisions of Section 10.13 of the Credit Agreement relating to submission to jurisdiction and jury trial and other waivers, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

(f) Complete Agreement; Amendments. This Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

(i) Interpretation. This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Borrower and the Guarantors and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of it’s involvement in the preparation hereof.

(j) Loan Document. This Agreement shall constitute a Loan Document.

(remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

SILICON VALLEY BANK, as Administrative Agent

By:	/s/ Stephen Chang
Name:	Stephen Chang
Title:	Vice President

SILICON VALLEY BANK, as sole Lender, Swingline Lender and Issuing Lender

By:	/s/ Stephen Chang
Name:	Stephen Chang
Title:	Vice President

BARRACUDA NETWORKS, INC., a Delaware corporation, as the Borrower

By:	/s/ David Faugno
Name:	David Faugno
Title:	Chief Financial Officer

Signature Page to Second Amendment Agreement

EXHIBIT A

GUARANTOR ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned, each a Guarantor with respect to the Secured Obligations of the Loan Parties to the Secured Parties under the terms of the Loan Documents, hereby:

(a) acknowledges and consents to the execution, delivery and performance by the Borrower of the foregoing Second Amendment Agreement (the “Agreement”);

(b) represents and warrants that (i) no default exists under the Guarantee and Collateral Agreement or any other Loan Document to which the undersigned is a party, and (ii) the execution and delivery by it of this Guarantor Acknowledgement and Consent (A) are within its corporate power, (B) have been duly authorized by all necessary corporate action, and (C) do not require the consent, approval or authorization of any Person which has not been previously obtained; and

(c) reaffirms and agrees that the Guarantee and Collateral Agreement as to which the undersigned is party, and all other Loan Documents and agreements executed and delivered by the undersigned to the Administrative Agent and/or the Lenders in connection with the Guarantee and Collateral Agreement, are in full force and effect without defense, offset or counterclaim and will so continue.

All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement (as defined in the Agreement) or in the other “Loan Documents” defined therein, as the context may require.

This Guarantor Acknowledgement and Consent shall constitute a Loan Document under the Credit Agreement.

IN WITNESS WHEREOF, each of the Guarantors named below has duly executed and delivered this Guarantor Acknowledgment and Consent as of the Effective Date specified in the Agreement.

BARRACUDA NETWORKS, INC., a Delaware corporation

By:	/s/ David Faugno
Name:	David Faugno
Title:	Chief Financial Officer

Exhibit A to Second Amendment Agreement